Exhibit 99.1

Sound Financial Continues to Improve Year over Year Earnings

Sound Community Bank maintains Net Interest Margin of 5.25% year to date

SEATTLE--(BUSINESS WIRE)--November 3, 2011--Sound Financial Inc. (OTCBB: SNFL), holding company for Sound Community Bank, today reported net income for the nine months ended September 30, 2011 of $1.1 million, or $0.39 per diluted share, as compared to net income of $756,000, or $0.26 per diluted share, for the nine months ended September 30, 2010. For the quarter ended September 30, 2011 net income was $181,000 or $0.06 per diluted share, as compared to $454,000 and $0.16 per diluted share for the quarter ended June 30, 2011 and $421,000 or $0.14 per diluted share for the quarter ended September 30, 2010. Return on Average Assets was 0.45% for the nine months ended September 30, 2011 compared to 0.30% for the nine months ended September 30, 2010.

This is the seventh consecutive quarter of positive earnings for the Company.

Highlights as of and for the nine months ended September 30, 2011 include:

- Year to date Net Interest Margin improved 46 basis points to 5.25% from 4.79% for the nine months ended September 30, 2011

- Efficiency Ratio decreased to 63.87% compared to 69.54% for the nine months ended September 30, 2011

- Deposit Cost of Funds is 0.89% compared to 1.35% for the nine months ended September 30, 2011

- The Fair Value Adjustment on Mortgage Servicing Rights represented a decrease to non-interest income of $235,000 for the nine months ended September 30, 2011 compared to a decrease of $197,000 for the nine months ended September 30, 2010

- Provision for Loan losses increased from $3.15 million for the nine months ended September 30, 2010 to $3.35 million for the nine months ended September 30, 2011

- Non-Performing Loans to Gross Loans is 2.13% as of September 30, 2011 compared to 2.79% as of September 30, 2010

- Non-Performing Assets to Total Assets is 2.84% as of September 30, 2011 compared to 3.45% as of September 30, 2010

Laurie Stewart, President and CEO said, “We continue to experience positive earnings, but the trends in the economy are not all positive. While core earnings, including net interest margin, efficiency and operating expenses all have improved in 2011 compared to 2010, the mark to market on our mortgage servicing rights, holding costs and losses on sale of foreclosed assets along with provision for loan losses remain higher than anticipated at this point in the cycle.”

	As of
	9/30/2011	6/30/2011	9/30/2010
Selected Consolidated Financial Condition Data:	(In thousands)
Total assets	$339,623	$337,473	$345,712
Total loans, net	298,939	294,214	304,792
Loans held for sale	1,129	392	1,836
Available-for-sale securities, at fair value	3,138	3,331	4,655
Federal Home Loan Bank stock, at cost	2,444	2,444	2,444
Bank-owned life insurance	6,918	6,857	6,663
Other real estate owned and repossessed assets	3,191	3,498	3,313
Total deposits	299,846	287,635	285,777
Borrowings	8,667	18,828	30,210
Total stockholders’ equity	28,177	27,977	26,113

	Quarter Ended
	9/30/2011	6/30/2011	9/30/2010
Selected Consolidated Operating Data:	(in thousands)
Total interest income	$4,613	$4,701	$4,930
Total interest expense	681	683	1,043
Net interest income	3,932	4,018	3,887
Provision for loan losses	1,300	1,225	950
Net interest income after provision for loan losses	2,632	2,793	2,937
Service charges and fee income	516	476	559
Fair value adjustment on mortgage servicing rights	(491)	208	(284)
Other than temporary impairment on securities	(56)	-	(47)
Gain on sale of loans	126	102	342
Other noninterest income	171	109	142
Total noninterest income	266	895	712
Total noninterest expense	2,674	3,036	3,050
Income before provision for income taxes	224	652	599
Provision for income taxes	43	198	178
Net income	$181	$454	$421

	Quarter Ended
	9/30/2011	6/30/2011	9/30/2010
Selected Financial Ratios and Other Data:	(in thousands)
Performance ratios:
Return on average assets	0.21%	0.55%	0.49%
Return on average equity	2.53%	6.46%	6.55%
Net interest margin	5.22%	5.33%	4.93%
Noninterest income to operating revenue	6.34%	18.23%	15.49%
Noninterest expense to average total assets	3.17%	3.67%	2.79%
Average interest-earning assets to average interest-bearing liabilities	98.61%	100.61%	100.91%
Efficiency ratio	63.70%	61.80%	66.31%

Quarter Ended
9/30/2011	6/30/2011	9/30/2010
Selected Financial Ratios and Other Data:	(in thousands)
Asset Quality Ratios:
Nonperforming assets to total assets	2.84%	2.65%	3.45%
Nonperforming loans to gross loans	2.13%	1.82%	2.79%
Allowance for loan losses to nonperforming loans	62.10%	80.12%	45.56%
Allowance for loan losses to gross loans	1.32%	1.46%	1.27%
Net charge-offs to average loans outstanding	2.22%	1.72%	1.32%

Bank level capital ratios:
Tier 1 leverage	8.18%	8.16%	7.44%
Tier 1 risk-based	10.98%	10.95%	10.06%
Total risk-based	12.23%	12.13%	11.31%

Nine months ended
9/30/2011	9/30/2010
Selected Consolidated Operating Data:	(in thousands)
Total interest income	$ 13,963	$ 14,624
Total interest expense	2,116	3,363
Net interest income	11,847	11,261
Provision for loan losses	3,350	3,150
Net interest income after provision for loan losses	8,497	8,111
Fees and service charges	1,514	1,638
Gain on sale of loans	263	465
Gain (loss) on sale of securities	(33)	64
Other than temporary impairment on securities	(96)	(98)
Fair value adjustment on mortgage servicing rights	(235)	(197)
Other non-interest income	427	289
Total non-interest income	1,840	2,453
Total non-interest expense	8,743	9,536
Income before provision for income taxes	1,594	1,028
Provision for income taxes	463	272
Net income	$ 1,131	$ 756

Nine months ended
9/30/2011	9/30/2010
Selected Financial Ratios and Other Data:	(in thousands)
Performance ratios:
Return on assets (ratio of net income to average total assets)	0.45%	0.30%
Return on equity (ratio of net income to average equity)	5.39%	3.95%
Net interest margin	5.25%	4.79%
Non-interest income to operating revenue	13.45%	17.88%
Non-interest expense to average total assets	2.63%	2.80%
Average interest-earning assets to average interest-bearing liabilities	100.10%	100.97%
Efficiency ratio	63.87%	69.54%

Sound Financial Inc. is the holding company for Sound Community Bank, a full-service bank, providing personal and business banking services in communities across the greater Puget Sound region. The Seattle-based company operates five full-service banking offices in King, Pierce, Snohomish and Clallam Counties, and is on the web at www.soundcb.com.

Forward-Looking Statements

This report contains statements that are not historical or current fact and constitute forward-looking statements. In some cases, you can identify these statements by words such as "may", "might", "will", "should", "expect", "plan", "intend", "anticipate", "believe", "estimate", "predict", "potential", or "continue", the negative of these terms and other comparable terminology. Such forward-looking statements, which are based on various underlying assumptions and expectations and are subject to risks, uncertainties and other unknown factors, may include projections of our future financial performance based on our growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events, and there are or may be important factors that could cause our actual results to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. Unless required by law, we undertake no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this press release.

Results of operations and business are subject to various factors which could cause actual results to differ materially from these estimates and most other statements that are not historical in nature. These factors include, but are not limited to, general and local economic conditions, changes in interest rates, deposit flows, demand for mortgage, consumer and other loans, real estate values, competition, changes in accounting principles, policies or guidelines, changes in legislation or regulation, and other economic, competitive, governmental, regulatory and technological factors affecting our operations, pricing, products and services.

CONTACT:
Sound Financial Inc.
Media:
Laurie Stewart, 206-448-0884 x-306
or
Financial:
Matt Deines, 206-448-0884 x-305